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                                                           EXHIBITS 5.1 and 23.1

                          OPINION OF RONALD A. WOESSNER
                          CONSENT OF RONALD A. WOESSNER

                                February 5, 2001

ZixIt Corporation
2711 N. Haskell Avenue
Suite 2850, LB 36
Dallas, Texas 75204-2911

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as General Counsel to ZixIt Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 825,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable upon exercise of options ("Options") granted under the ZixIt Corporation 1995 Long-Term Incentive Plan (the "Plan") referenced in the registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about February 5, 2001 (the "Registration Statement").

         In rendering this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or appropriate for the purposes of this opinion. I have assumed the authenticity and completeness of all documents submitted to me as originals and the conformity to originals and completeness of all documents submitted to me as photostatic, conformed, notarized or certified copies.

         Based on the foregoing, I am of the opinion that such shares of Common Stock issuable upon exercise of Options granted under the Plan have been duly authorized and, if and when issued and paid for in full in accordance with the terms of such Incentive Grants or Options and the Plan, will be validly issued, fully paid and nonassessable.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Ronald A. Woessner

                                        Ronald A. Woessner
                                        Senior Vice President, General Counsel
                                        and Secretary for ZixIt Corporation